UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 22, 2012, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) announced that it has received a response to a formal dispute resolution request (“FDRR”) from the United States Food and Drug Administration’s (“FDA”) Center for Drug Evaluation and Research (“CDER”). Orexigen requested that Contrave® (naltrexone SR / bupropion SR) be considered for approval on the basis of existing data together with a postmarketing requirement to supply the interim cardiovascular outcomes data shortly after approval. CDER denied this request, reaffirming that cardiovascular outcomes data from the interim analysis of the Light Study, the cardiovascular outcomes trial evaluating Contrave, is required prior to approval; however, CDER indicated that it was highly supportive of the exploration of a faster path to resubmission of the Contrave New Drug Application (“NDA”). The Company plans to explore with the FDA the possibility of resubmitting the Contrave NDA in advance of the interim data from the Light Study. Under this scenario data from the planned interim analysis would be provided during the anticipated review period. Although procedural details need to be addressed, these discussions could result in a faster path to resubmission of the Contrave NDA. The Company can provide no assurance, however, that it will reach agreement on such a path with CDER or otherwise, and in such event, the Company will only be able to resubmit the NDA when it has the data.

The Light Study is designed to assess the cardiovascular health outcomes of Contrave consistent with a Special Protocol Assessment (“SPA”) secured by Orexigen from the FDA. The Light Study is a randomized, double-blind, placebo-controlled cardiovascular outcomes trial evaluating the occurrence of major adverse cardiovascular events (“MACE”) in patients participating in the study. Orexigen is targeting to enroll a patient population with a 1.5% annualized background rate of MACE. The demographics (age, gender, smoking status, prevalence of cardiovascular disease, diabetes and other co-morbidities) of the patients enrolled into the study to date are in line with the targeted population and the projected MACE rate. After at least 87 MACE have been adjudicated, the study’s independent Data Monitoring Committee will conduct an interim analysis. The exclusion of a doubling of risk of MACE at the interim analysis was established as the threshold for approvability of Contrave during discussions with the FDA prior to the start of the Light Study.

The Company also announced that it has surpassed its goal to enroll 7,000 patients in the Light Study and plans to enroll approximately 9,000 patients through the end of 2012. With the resulting increase in observation time in the study, the time to accrual of the 87th MACE needed to conduct the interim analysis should occur up to two months sooner than previously projected, potentially as soon as the second quarter of 2013. However, the Company can provide no assurance that these recent enrollment rates will continue or that the patients it is enrolling will result in the appropriate event rate. If enrollment does not proceed as anticipated or the actual background MACE rate does not meet or exceed the expected 1.5% per year, or the Company otherwise cannot enroll the targeted population on its anticipated timeframe, the 87th MACE may not occur until much later than anticipated.

* * *

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “should,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the possibility of resubmitting the Contrave NDA in advance of the interim data from the Light Study; the potential to accelerate resubmission of the Contrave NDA; the timing of patient enrollment and MACE in the Light Study; the ability to enroll the targeted patient population; the ability to enroll approximately 9,000 patients; the potential for, and timing of, the accrual and adjudication of MACE and the potential resubmission of the Contrave NDA; the safety and effectiveness of Contrave; and the potential for, and timing of, approval for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the possibility that the procedural details are not able to be worked out with the FDA resulting in the inability to resubmit the NDA prior to the receipt of the interim data from the Light Study; the SPA is not binding on the FDA if public health concerns unrecognized at the time the SPA agreement was entered into become evident, other new scientific concerns regarding product safety or efficacy arise, or if Orexigen fails to comply with the agreed upon trial protocol; Orexigen’s ability to conduct the Light Study and the progress and timing thereof, including risks associated with recruiting and enrolling patients in the Light Study Orexigen’s ability to demonstrate in the Light Study that the risk of MACE in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential that earlier clinical trials may not be predictive of future results in the Light Study; the potential for the FDA to not approve Contrave even after the resubmission with the MACE event data; the potential for the Light Study to cost more than what is projected; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to maintain sufficient capital; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission August 9, 2012 and which is available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: October 22, 2012	By: /s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: Chief Business Officer